UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 23, 2014

ENCISION INC.
(Exact name of registrant as specified in its charter)

Colorado	0-28604	84-1162056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6797 Winchester Circle, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 444-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2014 Encision Inc. (the “Company”) and Silicon Valley Bank (“Bank”) entered into a First Amendment to Amended and Restated Loan and Security Agreement (the “Amendment”), which amends the Amended and Restated Loan and Security Agreement dated as of May 10, 2012 (the “Credit Agreement”). The Amendment extends the maturity date of the Company’s revolving line of credit to May 31, 2015. The amendment also revises the Tangible Net Worth covenant contained in the Credit Agreement and waives an existing technical default under such covenant. The Amendment requires the Company to pay an amendment fee of $10,000 to the Bank.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
10.1	First Amendment to Amended and Restated Loan and Security Agreement, dated May 19, 2014, by and between Encision Inc. and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCISION INC.
(Registrant)

Date May 23, 2014	/s/ Mala Ray
Mala Ray
Controller
Principal Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	First Amendment to Amended and Restated Loan and Security Agreement, dated May 19, 2014, by and between Encision Inc. and Silicon Valley Bank.